Exhibit 4.1

EXECUTION VERSION

TIME WARNER CABLE ENTERPRISES LLC,

TWC NEWCO LLC,

as Guarantor,

TW NY CABLE HOLDING INC.,

as Guarantor,

TIME WARNER CABLE INTERNET HOLDINGS II LLC,

as Guarantor,

the guarantors named on Schedule I hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

Thirteenth Supplemental Indenture

Dated as of May 18, 2016

THIRTEENTH SUPPLEMENTAL INDENTURE dated as of May 18, 2016 among TIME WARNER CABLE ENTERPRISES LLC, a Delaware limited liability company (“TWCE”), TWC NEWCO LLC, a corporation duly organized and existing under the laws of the State of Delaware (“NewCo”), TIME WARNER CABLE INC., a corporation duly organized and existing under the laws of the State of Delaware (“TWC”), TW NY CABLE HOLDING INC., a corporation duly organized and existing under the laws of the State of Delaware (“TW NY”), TIME WARNER CABLE INTERNET HOLDINGS II LLC, a Delaware limited liability company (“TWCIH II”), the guarantors named on Schedule I hereto (the “New Guarantors”) and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a banking corporation duly organized and existing under the laws of New York, as Trustee (the “Trustee”).

RECITALS

Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”), TWC, TW NY and the Trustee are parties to an Indenture dated as of April 30, 1992, as amended by a First Supplemental Indenture dated as of June 30, 1992, a Second Supplemental Indenture dated as of December 9, 1992, a Third Supplemental Indenture dated as of October 12, 1993, a Fourth Supplemental Indenture dated as of March 29, 1994, a Fifth Supplemental Indenture dated as of December 28, 1994, a Sixth Supplemental Indenture dated as of September 29, 1997, a Seventh Supplemental Indenture dated as of December 29, 1997, an Eighth Supplemental Indenture dated as of December 9, 2003, a Ninth Supplemental Indenture dated as of November 1, 2004, a Tenth Supplemental Indenture dated as of October 18, 2006, an Eleventh Supplemental Indenture dated as of November 2, 2006 and a Twelfth Supplemented Indenture dated as of September 30, 2012 (as so supplemented, the “Indenture”), providing for, among other things, (i) the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture and (ii) the guaranties of the Securities by TWC and TW NY.

WHEREAS, Section 901(7) of the Indenture provides that TWE may enter into one or more supplemental indentures in order secure or guarantee any series of the Securities;

WHEREAS, TWCE, TWC, TW NY, TWCIH II and the New Guarantors have duly authorized the execution and delivery of this Thirteenth Supplemental Indenture to provide for the addition of new guarantors;

WHEREAS, Section 801 of the Indenture provides that a Restricted Party shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person unless, among other things, the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Restricted Party shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities or, if Time Warner is a Restricted Party at the time of such transaction, the Time Warner Guaranty, as the case may be, and the performance or observance of every covenant of this Indenture on the part of such Restricted Party to be performed or observed;

WHEREAS, Section 802 of the Indenture provides that upon any consolidation of a Restricted Party with, or merger of a Restricted Party into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of a Restricted Party in accordance with Section 801, the successor Person formed by such consolidation or into which such Restricted Party is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Restricted Party under this Indenture with the same effect as if such successor Person had been named as such Restricted Party herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities;

WHEREAS, TWC entered into that certain Agreement and Plan of Mergers, dated as of May 23, 2015, by and among Charter Communications, Inc., a Delaware corporation (“Charter”), the Company, CCH I, LLC, a Delaware limited liability company (“New Charter”), Nina Corporation I, Inc., a Delaware corporation, Nina Company II, LLC, a Delaware limited liability company, and Nina Company III, LLC, a Delaware limited liability company, pursuant to which the parties will engage in a series of transactions that will result in New Charter becoming the public indirect parent company of TWC and Charter on the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, in connection with the Merger, substantially concurrently with the execution of this Thirteenth Supplemental Indenture, TWC shall transfer all of its assets to NewCo (the “Asset Transfer”);

WHEREAS, TWC and NewCo have duly authorized the execution and delivery of this Thirteenth Supplemental Indenture to provide for the assumption of the obligations of TWC under the Indenture by NewCo upon consummation of the Asset Transfer effective as of May 18, 2016;

WHEREAS, this Thirteenth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture; and

WHEREAS, all things necessary to make this Thirteenth Supplemental Indenture a valid and binding agreement of TWCE, TWC, NewCo, TW NY, TWCIH II and the New Guarantors in accordance with its terms have been done.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

INCORPORATION OF PREVIOUS DOCUMENTS

Section 1.01	Incorporation of Previous Documents.

This Thirteenth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 1.02	Definitions.

Unless otherwise provided herein and specified in Article 3 below, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

Section 1.03	Governing Law.

This Thirteenth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.04	Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Thirteenth Supplemental Indenture, except as to the satisfaction of the Trustee with the form hereof. The recitals and statements herein are deemed to be those of the parties hereto other than the Trustee.

Section 1.05	Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.06	Interpretation.

This document shall not be used and is not intended to be used to interpret any other document or agreement other than the Indenture.

ARTICLE TWO

AGREEMENT TO GUARANTEE

By execution of this Thirteenth Supplemental Indenture, each of the New Guarantors will fully, irrevocably and unconditionally guarantee, to each Holder of Securities and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Obligors under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Obligors under the Indenture and the Securities; provided that such guarantee shall terminate and be of no further force or effect and such New Guarantor shall be automatically released from all obligations hereunder and under the Indenture, any Securities and this guarantee upon receipt by the Trustee of an Officers’ Certificate certifying that at least one of the following conditions has been met:

(a) upon the occurrence of a Collateral Release Event;

(b) at such time as such New Guarantor is either (in all cases whether by repayment or otherwise): (A) not an issuer or guarantor of any item of Indebtedness for Borrowed Money and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness for Borrowed Money and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee);

(c) upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the capital stock (including any sale, disposition or other transfer following which the applicable New Guarantor is no longer a Subsidiary), of such New Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(d) at such time such New Guarantor ceases to guarantee obligations (whether by repayment or otherwise) under the Credit Agreement or any replacement thereof; and

(e) upon the exercise of any legal defeasance option or covenant defeasance option under this Indenture or if any obligations relating to the Securities are discharged or defeased in accordance with the terms of this Indenture.

Unless otherwise defined herein, capitalized terms used in this Article 2 shall have the meanings ascribed to them in that certain Indenture dated July 23, 2015, as amended, supplemented and modified from time to time, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, mutatis mutandis.

The Trustee agrees to execute a supplemental indenture to evidence the release of any New Guarantor hereunder and any obligations under the Indenture upon the request of TWCE in compliance with Section 102 of the Indenture; provided that the release shall be effective whether or not such supplemental indenture is executed.

For the avoidance of doubt, none of the New Guarantors are Guarantors under the Indenture. The guarantee of the New Guarantors is granted solely pursuant to and in accordance with the terms set forth in this Article 2.

ARTICLE THREE

SUCCESSION TO INDENTURE

NewCo agrees that upon consummation of the Asset Transfer, it shall assume the Time Warner Guaranty, and succeed to, and be substituted for, and may exercise every right and power of, TWC under this Indenture with the same effect as if it had been named as TWC, and that TWC will be relieved of all obligations and covenants under this Indenture and the Securities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed by their respective officers or agents as of the day and year first above written.

TIME WARNER CABLE ENTERPRISES LLC

By:	/s/ Daniel J. Bollinger
Name:	Daniel J. Bollinger
Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TIME WARNER CABLE INC., as Guarantor

By:	/s/ Daniel J. Bollinger
Name:	Daniel J. Bollinger
Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TW NY CABLE HOLDING INC., as Guarantor

By:	/s/ Daniel J. Bollinger
Name:	Daniel J. Bollinger
Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TIME WARNER CABLE INTERNET HOLDINGS II LLC, as Guarantor

By:	/s/ Daniel J. Bollinger
Name:	Daniel J. Bollinger
Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

THE GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Daniel J. Bollinger
Name:	Daniel J. Bollinger
Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

[Signature Page to Thirteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to Thirteenth Supplemental Indenture]

Schedule I

New Guarantors

Adcast North Carolina Cable Advertising, LLC

Alabanza LLC

America’s Job Exchange LLC

Coaxial Communications of Central Ohio LLC

DukeNet Communications Holdings, LLC

DukeNet Communications, LLC

ICI Holdings, LLC

Insight Blocker LLC

Insight Capital LLC

Insight Communications Company LLC

Insight Communications Company, L.P.

Insight Communications Midwest, LLC

Insight Communications of Central Ohio, LLC

Insight Communications of Kentucky, L.P.

Insight Interactive, LLC

Insight Kentucky Capital, LLC

Insight Kentucky Partners I, L.P.

Insight Kentucky Partners II, L.P.

Insight Midwest Holdings, LLC

Insight Midwest, L.P.

Insight Phone of Indiana, LLC

Insight Phone of Kentucky, LLC

Insight Phone of Ohio, LLC

Interactive Cable Services, LLC

Intrepid Acquisition LLC

NaviSite LLC

New Wisconsin Procurement LLC

Oceanic Time Warner Cable LLC

Parity Assets, LLC

Time Warner Cable Business LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico) LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable International LLC

Time Warner Cable Internet Holdings III LLC

Time Warner Cable Internet Holdings LLC

Time Warner Cable Internet LLC

Time Warner Cable Media LLC

Time Warner Cable Midwest LLC

Time Warner Cable New York City LLC

Time Warner Cable Northeast LLC

Time Warner Cable Pacific West LLC

Time Warner Cable Services LLC

Time Warner Cable Southeast LLC

Time Warner Cable Sports LLC

Time Warner Cable Texas LLC

TWC Administration LLC

TWC Communications, LLC

TWC Digital Phone LLC

TWC Media Blocker LLC

TWC NewCo LLC

TWC News and Local Programming Holdco LLC

TWC News and Local Programming LLC

TWC Regional Sports Network I LLC

TWC Security LLC

TWC SEE Holdco LLC

TWC Wireless LLC

TWC/Charter Dallas Cable Advertising, LLC

TWCIS Holdco LLC

Wisconsin Procurement Holdco LLC

Bright House Networks, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

BHN Spectrum Investments, LLC

BHN Home Security Services, LLC

American Cable Entertainment Company, LLC

Athens Cablevision, LLC

Ausable Cable TV, LLC

Bresnan Broadband Holdings, LLC

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC

Bresnan Communications, LLC

Bresnan Digital Services, LLC

Bresnan Microwave of Montana, LLC

Cable Equities Colorado, LLC

Cable Equities of Colorado Management LLC

CC 10, LLC

CC Fiberlink, LLC

CC Michigan, LLC

CC Systems, LLC

CC V Holdings, LLC

CC VI Fiberlink, LLC

CC VI Operating Company, LLC

CC VII Fiberlink, LLC

CC VIII Fiberlink, LLC

CC VIII Holdings, LLC

CC VIII Operating, LLC

CC VIII, LLC

CCO Fiberlink, LLC

CCO Holdco Transfers VII, LLC

CCO Holdings, LLC

CCO LP, LLC

CCO NR Holdings, LLC

CCO Purchasing, LLC

CCO SoCal I, LLC

CCO SoCal II, LLC

CCO SoCal Vehicles, LLC

CCO Transfers, LLC

Charter Advanced Services (AL), LLC

Charter Advanced Services (CA), LLC

Charter Advanced Services (CO), LLC

Charter Advanced Services (CT), LLC

Charter Advanced Services (GA), LLC

Charter Advanced Services (IL), LLC

Charter Advanced Services (IN), LLC

Charter Advanced Services (KY), LLC

Charter Advanced Services (LA), LLC

Charter Advanced Services (MA), LLC

Charter Advanced Services (MD), LLC

Charter Advanced Services (MI), LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services (MS), LLC

Charter Advanced Services (MT), LLC

Charter Advanced Services (NC), LLC

Charter Advanced Services (NE), LLC

Charter Advanced Services (NH), LLC

Charter Advanced Services (NV), LLC

Charter Advanced Services (NY), LLC

Charter Advanced Services (OH), LLC

Charter Advanced Services (OR), LLC

Charter Advanced Services (PA), LLC

Charter Advanced Services (SC), LLC

Charter Advanced Services (TN), LLC

Charter Advanced Services (TX), LLC

Charter Advanced Services (UT), LLC

Charter Advanced Services (VA), LLC

Charter Advanced Services (VT), LLC

Charter Advanced Services (WA), LLC

Charter Advanced Services (WI), LLC

Charter Advanced Services (WV), LLC

Charter Advanced Services (WY), LLC

Charter Advanced Services VIII (MI), LLC

Charter Advanced Services VIII (MN), LLC

Charter Advanced Services VIII (WI), LLC

Charter Advertising of Saint Louis, LLC

Charter Cable Operating Company, LLC

Charter Cable Partners, LLC

Charter Communications Entertainment I, LLC

Charter Communications Entertainment II, LLC

Charter Communications Entertainment, LLC

Charter Communications of California, LLC

Charter Communications Operating Capital Corp.

Charter Communications Operating, LLC

Charter Communications Properties LLC

Charter Communications V, LLC

Charter Communications Ventures, LLC

Charter Communications VI, L.L.C.

Charter Communications VII, LLC

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink - Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Pennsylvania, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink AR-CCVII, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OH-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Helicon, LLC

Charter Home Security, LLC

Charter Leasing Holding Company, LLC

Charter Leasing of Wisconsin, LLC

Charter RMG, LLC

Charter Stores FCN, LLC

Charter Video Electronics, LLC

Falcon Cable Communications, LLC

Falcon Cable Media, a California Limited Partnership

Falcon Cable Systems Company II, L.P.

Falcon Cablevision, a California Limited Partnership

Falcon Community Cable, L.P.

Falcon Community Ventures I Limited Partnership

Falcon First Cable of the Southeast, LLC

Falcon First, LLC

Falcon Telecable, a California Limited Partnership

Falcon Video Communications, L.P.

Helicon Partners I, L.P.

Hometown T.V., LLC

HPI Acquisition Co. LLC

Interlink Communications Partners, LLC

Long Beach, LLC

Marcus Cable Associates, L.L.C.

Marcus Cable of Alabama, L.L.C.

Marcus Cable, LLC

Midwest Cable Communications, LLC

Peachtree Cable TV, L.P.

Peachtree Cable TV, LLC

Phone Transfers (AL), LLC

Phone Transfers (CA), LLC

Phone Transfers (GA), LLC

Phone Transfers (NC), LLC

Phone Transfers (TN), LLC

Phone Transfers (VA), LLC

Plattsburgh Cablevision, LLC

Renaissance Media LLC

Rifkin Acquisition Partners, LLC

Robin Media Group, LLC

Scottsboro TV Cable, LLC

Tennessee, LLC

The Helicon Group, L.P.

Vista Broadband Communications, LLC

VOIP Transfers (AL), LLC

VOIP Transfers (CA) LLC

VOIP Transfers (GA), LLC

VOIP Transfers (NC), LLC

VOIP Transfers (TN), LLC

VOIP Transfers (VA), LLC